Exhibit 99.2(a)(2)



                            MUNIENHANCED FUND, INC.

                             ARTICLES OF AMENDMENT

     MUNIENHANCED FUND, INC., a Maryland corporation having its principal office c/o The Corporation Trust Incorporated, 32 South Street, Baltimore, Maryland 21202 (hereinafter called the Corporation), hereby certifies to the State Department of Assessments and Taxation of Maryland, that:

     FIRST: The charter of the Corporation is hereby amended by striking out
Article XI of the Articles of Incorporation and inserting in lieu thereof the following:

                                  ARTICLES XI

                        CONVERSION TO OPEN-END COMPANY
                        ------------------------------

     Notwithstanding any other provisions of these Articles of Incorporation or the By-Laws of the Corporation, prior to January 1, 1992, a favorable vote of the holders of at least seventy-five percent (75%) of the outstanding shares of capital stock of the Corporation entitled to be voted on the matter shall be required to approve, adopt or authorize an amendment to these Articles of Incorporation of the Corporation that makes the Common Stock a "redeemable security" (as that term is defined in section 2(a)(32) the Investment Company Act of 1940, as amended), unless such action has previously been approved, adopted or authorized by the affirmative vote of at least two-thirds of the total number of directors fixed in accordance with the By-Laws of the Corporation, in which case the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Corporation entitled to vote thereon shall be required. On or after January 1, 1992, such an amendment would require the affirmative vote of


                                      10
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the holders of a majority of the outstanding shares of capital stock entitled to be voted on the matter.

     SECOND: The charter of the Corporation is hereby amended by striking out
Article XIV and inserting in lieu thereof the following:

                                  ARTICLE XIV

                                   AMENDMENT
                                   ---------

     The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation, in the manner now or hereafter prescribed by statute, including any amendment which alters the contract rights, as expressly set forth in the charter, of any outstanding stock and substantially adversely affects the stockholders' rights and all rights conferred upon stockholders herein are granted subject to this reservation. Notwithstanding any other provisions of these Articles of Incorporation or the By-Laws of the Corporation (and notwithstanding the fact that a lesser percentage may be specified by law, these Articles of Incorporation or the By-Laws of the Corporation), the amendment or repeal of Section (5) of Article V, Section (1), Section (3), Section (4), Section (5) and Section (6) of Article VI, Article IX, Article X, Article XI, Article XII,
Article XIII, this Article XIV or Article XV, of these Articles of Incorporation shall require the affirmative vote of the holders of at least seventy-five percent (75%) of the outstanding shares of capital stock of the Corporation entitled to be voted on the matter; provided, however, than an amendment or repeal of Section (1) of Article VI, Article IX, Article XI,
Article XII, Article XIII, this Article XIV and Article XV effected in connection with the conversion of the Corporation from a "closed-end company" to an "open-end company", as those terms are defined in sections 5(a)(2) and 5(a)(1), respectively,


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of the Investment Company Act of 1940, shall require the percentage vote specified in Article XI of these Articles of Incorporation.

     THIRD: The charter of the Corporation is hereby amended by adding the following Article XV to the Articles of Incorporation:

                                  ARTICLE XV

                    PROPOSAL TO CONVERT TO OPEN-END COMPANY
                    ---------------------------------------

     Notwithstanding any other provision of these Articles of Incorporation, if the Corporation has not purchased by June 30, 1992 all shares of Capital Stock of the Corporation properly tendered by holders thereof pursuant to a tender offer commenced between January 1, 1992 and June 30, 1992, there shall be submitted to the stockholders no later than October 31, 1992 a proposal to convert the Corporation from a "closed-end company" to an "open-end company," as those terms are defined in sections 5(a)(2) and 5(a)(1), respectively, of the Investment Company Act of 1940, as amended, and amendments to these Articles of Incorporation required to effectuate such proposal. The Board of Directors of the Corporation has approved the amended and restated Articles of Incorporation which include the amendments necessary to convert the Corporation from a "closed-end company" to an "open-end company" and a copy of such amended and restated Articles of Incorporation are attached hereto as Exhibit A. The Board of Directors has declared such amended and restated Articles of Incorporation advisable in the event the Corporation has not purchased by June 30, 1992 all shares of capital stock properly tendered in the manner described above and has directed that under such circumstances such amended and restated Articles of Incorporation be submitted to the stockholders of the Corporation at either an annual or a special meeting of stockholders to be held on a date to be fixed by the Board of Directors during the period from January 1, 1992 to October 31, 1992, and


                                      3
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no action to rescind or alter the foregoing may be taken without approval of an amendment of this Article XV by the stockholders of the Corporation.

     FOURTH: The foregoing amendments do not increase the authorized capital stock of the Corporation or alter the par value of such capital stock.

     FIFTH: The foregoing amendments to the charter of the Corporation have been duly approved by the entire Board of Directors at a meeting thereof held on February 13, 1989; and at the time of the approval by the directors there were no shares of stock of the Corporation entitled to vote on the matter either outstanding or subscribed for.


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


     IN WITNESS WHEREOF, MuniEnhanced Fund, Inc. has caused these articles to be signed in its name and on its behalf by its President and attested by its Secretary on February 14, 1989.



                                 MUNIENHANCED FUND, INC.


                                 By /s/ Philip L. Kirstein
                                    -------------------------
                                    Philip L. Kirstein, President

Attest:



/s/ Mark B. Goldfus
-------------------
Mark B. Goldfus, Secretary

     THE UNDERSIGNED, President of MUNIENHANCED FUND, INC., who executed on behalf of said corporation the foregoing Articles of Amendment, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said corporation, the foregoing Articles of Amendment to be the corporate act of said corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.



                                            /s/ Philip L. Kirstein
                                            ----------------------
                                                Philip L. Kirstein

                                                                  EXHIBIT A TO
                                                                   ARTICLES OF
                                                                 INCORPORATION


                             AMENDED AND RESTATED

                           ARTICLES OF INCORPORATION

                                      OF

                            MUNIENHANCED FUND, INC.



                                   ARTICLE I

     THE UNDERSIGNED, DOUGLAS A. SGARRO, whose post-office address is One World Trade Center, New York, New York 10048, being at least eighteen (18) years of age, does hereby act as an incorporator, under and by virtue of the General Laws of the State of Maryland authorizing the formation of corporations and with the intention of forming a corporation.

                                  ARTICLE II

                                     NAME
                                     ----

     The name of the corporation is

                            MUNIENHANCED FUND, INC.

                                  ARTICLE III

                              PURPOSES AND POWERS
                              -------------------

     The purpose or purposes for which the Corporation is formed and the business or objects to be transacted, carried on and promoted by it are as follows:

     (1) To conduct and carry on the business of an investment company of the management type.

     (2) To hold, invest and reinvest its assets in securities, and in connection therewith to hold part of all of its assets in cash.

     (3) To issue and sell shares of its own capital stock in such amounts and on such terms and conditions, for such purposes and for such amount or kind of consideration now or hereafter permitted by the General Laws of the State of Maryland and by these Articles of Incorporation, as its Board of Directors may determine; provided, however, that the value of the consideration per share to be received by the Corporation upon the sale or other disposition of any shares of its capital stock shall not be less than the net asset value per share of such capital stock outstanding at the time of such event.

     (4) To redeem, purchase or otherwise acquire, hold, dispose of, resell, transfer, reissue or cancel (all without the vote or consent of the stockholders of the Corporation) shares of its capital stock, in any manner and to the extent now or hereafter permitted by the General Laws of the State of Maryland and by these Articles of Incorporation.

     (5) To do any and all such further acts or things and to exercise any and all such further powers or rights as may be necessary, incidental, relative, conducive, appropriate or desirable for the accomplishment, carrying out or attainment of all or any of the foregoing purposes or objects.


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     The Corporation shall be authorized to exercise and enjoy all of the powers, rights and privileges granted to, or conferred upon, corporations by the General Laws of the State of Maryland now or hereafter in force, and the enumeration of the foregoing shall not be deemed to exclude any powers, rights or privileges so granted or conferred.

                                  ARTICLE IV

                      PRINCIPAL OFFICE AND RESIDENT AGENT
                      -----------------------------------

     The post-office address of the principal office of the Corporation in the State of Maryland is c/o __________________________. The name of the resident agent of the Corporation in this State is The Corporation Trust Incorporated, a corporation of this State, and the post-office address of the resident agent is ____________________.

                                   ARTICLE V

                                 CAPITAL STOCK

     (1) The total number of shares of capital stock which the Corporation shall have authority to issue is Two Hundred Million (200,000,000) shares, all of one class called Common Stock, of the par value of Ten Cents ($.10) per share and of the aggregate par value of Twenty Million Dollars ($20,000,000).

     (2) The Board of Directors may classify and reclassify any unissued shares of capital stock into one or more additional or other classes or series as may be established from time to time by setting or changing in any one or more respects the designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of such shares of stock and pursuant to such classification or reclassification to increase or decrease the number of authorized shares of any existing class or series.

     (3) Unless otherwise expressly provided in the charter of the Corporation, including any Articles Supplementary creating any class or series of capital stock, the holders of each class or series of capital stock shall be entitled to dividends and distributions in such amounts and at such times as may be determined by the Board of Directors, and the dividends and distributions paid with respect to the various classes or series of capital stock may vary among such classes and series. Expenses related to the distribution of, and other identified expenses that should properly be allocated to, the shares of a particular class or series of capital stock may be charged to and borne solely by such class or series and the bearing of expenses solely by a class or series of capital stock may be appropriately reflected (in a manner determined by the Board of Directors) and cause differences in the net asset value attributable to, and the dividend, redemption and liquidation right of, the shares of each class or series of capital stock.

     (4) Unless otherwise expressly provided in the charter of the Corporation, including any Articles Supplementary creating any class or series of capital stock, on each matter submitted to a vote of stockholders, each holder of a share of capital stock of the Corporation shall be entitled to one vote for each share standing in such holder's name on the books of the Corporation, irrespective of the class or series thereof, and all shares of all classes and series shall vote together as a single class; provided, however, that (a) as to any matter with respect to which a separate vote of any class or series is required by the Investment Company Act of 1940, as amended, and in effect from time to time, or any rules, regulations or orders issued thereunder, or by the Maryland General Corporation Law, such requirement as to a separate vote by that class or series shall apply in lieu of a general vote of all classes and series as described above, (b) in the event that the separate vote requirements referred to in (a) above apply with respect to one or more classes or series, then, subject to paragraph (c) below, the shares of all other classes and series not entitled to a separate class vote shall vote as a single class, and (c) as to any matter which does not affect the interest of a particular class or series, such class or series shall not be entitled to any vote and only the holders of shares of the one or more affected classes and series shall be entitled to vote.

     (5) Notwithstanding any provision of the Maryland General Corporation Law requiring a greater proportion than a majority of the votes of all classes or series of capital stock of the Corporation (or of any class or series entitled to vote thereon as a separate class or series) to take or authorize any action, the Corporation is hereby authorized (subject to the requirements of the Investment Company Act of 1940, as amended, and in effect from time to time, and any rules, regulations and orders issued thereunder) to take such action upon the concurrence of a majority of the aggregate number of shares of capital stock of the Corporation entitled to vote thereon (or a majority of the aggregate number of shares of a class or series entitled to vote thereon as a separate class or series).

     (6) Unless otherwise expressly provided in the charter of the Corporation, including any Articles Supplementary creating any class or series of capital stock, in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of all classes and series of capital stock of the Corporation shall be entitled, after payment or provision for payment of the debts and other liabilities of the Corporation, to share ratably in the remaining net assets of the Corporation.

     (7) Any fractional shares shall carry proportionately all the rights of a whole share, excepting any right to receive a certificate evidencing such fractional share, but including, without limitation, the right to vote and the right to receive dividends.

     (8) All persons who shall acquire stock in the Corporation shall acquire the same subject to the provisions of the charter and By-Laws of the Corporation. As used in the charter of the Corporation, the terms "charter" and "Articles of Incorporation" shall mean and include the Articles of Incorporation of the Corporation as amended, supplemented and restated from time to time by Articles of Amendment, Articles Supplementary, Articles or Restatement or otherwise.

                                  ARTICLE VI

                     PROVISIONS FOR DEFINING, LIMITING AND
                       REGULATING CERTAIN POWERS OF THE
                       CORPORATION AND OF THE DIRECTORS
                               AND STOCKHOLDERS
                     --------------------------------------

     (1) The number of directors of the Corporation shall be five (5), which number may be changed pursuant to the By-Laws of the Corporation but shall never be less than three (3).

     (2) The Board of Directors of the Corporation is hereby empowered to authorize the issuance from time to time of shares of capital stock, whether now or hereafter authorized, for such consideration as the Board of Directors may deem advisable, subject to such limitations as may be set forth in these Articles of Incorporation or in the By-Laws of the Corporation or in the General Laws of the State of Maryland.

     (3) No holder of stock of the Corporation shall, as such holder, have any right to purchase or subscribe for any shares of the capital stock of the Corporation or any other security of the Corporation which it may issue or sell (whether out of the number of shares authorized by these Articles of Incorporation, or our of any shares of the capital stock of the Corporation acquired by it after the issue thereof, or otherwise) other than such right, if any, as the Board of Directors, in its discretion, may determine.

     (4) Each director and each officer of the Corporation shall be indemnified by the Corporation to the full extent permitted by the General Laws of the State of Maryland, subject to the requirements of the Investment Company Act of 1940, as amended. No amendment of these Articles of Incorporation or repeal of any provision hereof shall limit or eliminate the benefits provided to directors and officers under this provision in connection with any act or omission that occurred prior to such amendment or repeal.

     (5) To the fullest extent permitted by the General Laws of the State of Maryland, subject to the requirements of the Investment Company Act of 1940, as amended, no director or officer of the Corporation shall be personally liable to the Corporation or its security holders for money damages. No amendment of these Articles of Incorporation or repeal of any provision hereof shall limit or eliminate the benefits provided to directors and officers under this provision in connection with any act or omission that occurred prior to such amendment or repeal.

     (6) The Board of Directors of the Corporation may make, alter or repeal from time to time any of the By-Laws of the Corporation except any particular By-Law which is specified as not subject to alteration or repeal by the Board of Directors, subject to the requirements of the Investment Company Act of 1940, as amended.


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


     (7) A director elected by the holders of capital stock may be removed for cause (but not without cause), but only by action taken by the holders of at least seventy-five percent (75%) of the shares of capital stock then entitled to vote in an election to fill that directorship.

                                  ARTICLE VII

                                  REDEMPTION
                                  ----------

     Each holder of shares of capital stock of the Corporation shall be entitled to require the Corporation to redeem all or any part of the shares of capital stock of the Corporation standing in the name of such holder on the books of the Corporation, and all shares of capital stock issued by the Corporation shall be subject to redemption by the Corporation, at the redemption price of such shares as in effect from time to time as may be determined by the Board of Directors of the Corporation in accordance with the provisions hereof, subject to the right of the Board of Directors of the Corporation to suspend the right of redemption of shares of capital stock of the Corporation or postpone the date of payment of such redemption price in accordance with provisions of applicable law. The redemption price of shares of capital stock of the Corporation shall be the net asset value thereof as determined by the Board of Directors of the Corporation from time to time in accordance with the provisions of applicable law, less such redemption fee or other charge, if any, as may be fixed by resolution of the Board of Directors of the Corporation. Payment of the redemption price shall be made in cash by the Corporation at such time and in such manner as may be determined from time to time by the Board of Directors of the Corporation.

                                 ARTICLE VIII

                             DETERMINATION BINDING
                             ---------------------

     Any determination made in good faith, so far as accounting matters are involved, in accordance with accepted accounting practice by or pursuant to the direction of the Board of Directors, as to the amount of assets, obligations or liabilities of the Corporation, as to the amount of net income of the Corporation from dividends and interest for any period or amounts at any time legally available for the payment of dividends, as to the amount of any reserves or charges set up and the propriety thereof, as to the time of or purpose for creating reserves or as to the use, alteration or cancellation of any reserves or charges (whether or not any obligation or liability for which such reserves or charges shall have been created, shall have been paid or discharged or shall be then or thereafter required to be paid or discharged), as to the price of any security owned by the Corporation or as to any other matters relating to the issuance, sale, redemption or other acquisition or disposition of securities or shares of capital stock of the Corporation, and any reasonable determination made in good faith by the Board of Directors as to whether any transaction constitutes a purchase of securities on "margin," a sale of securities "short," or an underwriting of the sale of, or a participation in any underwriting or selling group in connection with the public distribution of, any securities, shall be final and conclusive, and shall be binding upon the Corporation and all holders of its capital stock, past, present and future, and shares of the capital stock of the Corporation are issued and sold on the condition and understanding, evidenced by the purchase of shares of capital stock or acceptance of share certificates, that any and all such determinations shall be binding as aforesaid. No provision of these Articles of Incorporation shall be effective to (a) require a waiver of compliance with any provision of the Securities Act of 1933, as amended, or the Investment Company Act of 1940, as amended, or of any valid rule, regulation or order of the Securities and Exchange Commission thereunder or (b) protect or purport to protect any director or officer of the Corporation against any liability to the Corporation or its security holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

                                  ARTICLE IX

                              PERPETUAL EXISTENCE
                              -------------------

     The duration of the Corporation shall be perpetual.

                                   ARTICLE X

                                   AMENDMENT
                                   ---------

     The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation, in any manner now or hereafter prescribed by statute, including any amendment which alters the contract rights, as expressly set forth in the charter, of any outstanding stock and substantially adversely affects the stockholder's rights, and all rights conferred upon stockholders herein are granted subject to this reservation.

     IN WITNESS WHEREOF, MuniEnhanced Fund, Inc. has caused these presents to be signed in its name and on its behalf by its President, attested by its Secretary, on ____________, 19__.



                                                MuniEnhanced Fund, Inc.

                                            By
                                                ---------------------------
                                                        President

Attest:


_____________________
Secretary

     THE UNDERSIGNED, President of MuniEnhanced Fund, Inc., who executed on behalf of said corporation the foregoing Articles of Amendment and Restatement of Charter, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said corporation, the foregoing Articles of Amendment and Restatement of Charter to be the corporate act of said corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.


                                                _________________________

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